UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

INTERVAL LEISURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34062	26-2590997
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6262 Sunset Drive Miami, Florida	33143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On June 21, 2016, Interval Leisure Group, Inc. (“ILG”) and Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) issued a joint press release announcing entry by ILG into a closing agreement with the Internal Revenue Service (the “IRS”) in connection with ILG’s acquisition of Vistana Signature Experiences, Inc. (“Vistana”) immediately after the spin-off of Vistana from Starwood and on May 11, 2016. The closing agreement with the IRS concludes that (i) the Vistana common stock received by Starwood common stockholders in the spin-off and acquired by ILG in the acquisition is considered regularly traded on an established securities market for purposes of Sections 897 and 1445 of the Internal Revenue Code (collectively, “FIRPTA”) and (ii) no withholding was required by ILG under FIRPTA on the transfer of ILG common stock to Starwood common stockholders as part of the acquisition. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.
Date: June 21, 2016

	By:	/s/ Victoria J. Kincke
	Name:	Victoria J. Kincke
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 21, 2016.